UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2018

PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3350 Peachtree Road NE, Suite 150, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (404) 978-6400

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders (“Annual Meeting”) on May 10, 2018. A total of 262,724,761 common shares were present or represented by proxy at the meeting. The Company’s shareholders voted on three proposals and cast their votes as follows:

Proposal 1 - Election of Directors

All ten of the nominees for directors were elected to serve for a term which expires at our 2019 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, by the votes set forth below.

Director Nominee	Voted For	Against	Abstain	Broker Non-Votes
Brian P. Anderson	202,151,464	13,204,003	506,600	46,862,694
Bryce Blair	208,583,368	5,803,519	1,475,180	46,862,694
Richard W. Dreiling	203,750,401	10,630,839	1,480,827	46,862,694
Thomas J. Folliard	211,127,944	3,257,048	1,477,075	46,862,694
Cheryl W. Grisé	206,948,496	6,544,644	2,368,927	46,862,694
André J. Hawaux	211,128,121	3,257,425	1,476,521	46,862,694
Ryan R. Marshall	213,103,623	2,111,220	647,224	46,862,694
John R. Peshkin	212,268,313	2,117,732	1,476,022	46,862,694
Scott F. Powers	209,654,296	4,730,969	1,476,802	46,862,694
William J. Pulte	190,622,410	24,618,061	621,596	46,862,694

Proposal 2 - Ratification of the Selection of Independent Registered Public Accounting Firm

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018, was ratified by the shareholders by the votes set forth below.

Voted For	Voted Against	Abstain
251,932,659	10,272,280	519,822

Proposal 3 - Advisory Vote on Executive Compensation

The shareholders approved, on an advisory basis, the compensation of our named executive officers by the votes set forth below.

Voted For	Voted Against	Abstain	Broker Non-Votes
198,939,800	16,293,844	628,423	46,862,694

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date:	May 11, 2018	By:	/s/ Todd N. Sheldon
			Name:	Todd N. Sheldon
			Title:	Executive Vice President, General Counsel, and Corporate Secretary

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